Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

ISATORI, INC. REPORTS 2012 OPERATING RESULTS

HIGHLIGHTS OF YEAR INCLUDE COMPLETION OF MERGER, ACQUISITION OF GROWTH CAPITAL, UPGRADE OF INTERNET MARKETING INFRASTRUCTURE, AND PREPARATION FOR MASS MARKET EXPANSION

DENVER, CO (Market Wire – April 16, 2013) -- iSatori, Inc. (OTCQB: IFIT) (“the Company”), an emerging leader in the development and marketing of scientifically engineered nutritional supplements for healthier lifestyles, today announced its fourth quarter and twelve months 2012 financial results, which are summarized in the following table. A complete report of the Company’s (GAAP) financial results will be available via its annual report for the same periods filed with the Securities and Exchange Commission today on Form10-K.  The link to this Form 10-K is http://www.sec.gov/cgi-bin/browse-edgar?company=&match=&CIK=ifit&filenum=&State=&Country=&SIC=&owner=exclude&Find=Find+Companies&action=getcompany

iSatori, Inc.

Summary of Fourth Quarter and Twelve Months Results

for Calendar Years 2011 and 2012 ($000’s)

	Fourth Quarter: December 31		Twelve Months: December 31
	2012	2011	2012	2011
Gross Sales	$ 2,643	$ 2,734	$ 10,848	$ 10,968
Operating Profit (Loss)	$ 65	$ 120	<$ 71>	$ 842
After Tax Profit (Loss) per GAAP	<$ 673>	<$ 194>	<$ 1,031>	$ 603
Add: Non-Recurring Expenses[1]	$ 0	N/A	$562	N/A
Add: Derivatives Valuation[2]	$ 606	N/A	$ 858	N/A
Non-GAAP After Tax Profit (Loss) [3]	<$ 67>	<$ 194>	$ 389	$ 603

1)

Full year 2012 non-recurring expenses include $195,988 in operating expenses related to the Company’s April 2012 merger with and into Integrated Security Systems, Inc. (“IZZI”).

2)

Includes non-cash costs of $858,322 for the full year 2012 and $605,661 in the fourth quarter related to the valuation of the Company’s securities derivatives (warrants and options) held by management and selected third parties using the Black-Scholes methodology.

3)

Non-GAAP recomputed Company’s pre-tax profit for the applicable periods, excluding $562,137 of non-recurring operating expenses (see Note 1, above) and derivative valuation costs of $858,322 (see Note 2, above).

Gross sales for the quarter ended December 31, 2012, at $2,643,206, compared with fourth quarter 2011 gross sales of $2,734,467. The Company’s after-tax loss for the 2012 fourth quarter of <$672,903> included non-cash derivative valuation costs of $605,661. A non-GAAP loss of <$67,242> in the fourth quarter of 2012 compared with a non-GAAP loss of <$193,885> in the fourth quarter of 2011.  (Non-GAAP adjusted net income is described in greater detail at the end of this press release).

For the year ended December 31, 2012, the Company’s gross revenues totaled $10,847,741 compared with $10,968,458 in 2011. A pre-tax loss of <$1,030,638> was recorded in 2012, compared with a 2011 pre-tax profit of $603,234. However, when non-recurring operating expenses related to the merger of $562,137 and non-cash derivative valuation costs of $858,322 are excluded, the Company’s 2012 non-GAAP pre-tax profit totaled $389,821, compared with a 2011 non-GAAP profit of $603,234. The Company maintains a $28 million net operating loss carry forward acquired in connection with its April 2012 merger with IZZI and intends to utilize this asset on a going-forward basis.

Commenting on the Company’s financial results, Stephen Adele, CEO of iSatori noted, “2012 was an exciting year for iSatori.  After completing an important merger that allowed us to become a publicly traded company and provided significant growth capital, our balance sheet remains strong. While our 2012 financial results were negatively impacted by non-recurring and mostly non-cash expenses related to the merger with IZZI, we are very excited about the growth opportunities available to the Company in 2013 and beyond.

“Our optimism regarding the future revolves around a number of strategic initiatives that we began implementing during the second half of 2012.  Specifically, we have successfully upgraded our Internet marketing infrastructure in a manner that has increased our customer response rate and is expected to lead to improved customer loyalty in our direct-to-consumer marketing programs. We have also accelerated our research and development activities in order to achieve our goal of introducing at least four new products annually.  During the past nine months, we have launched three successful nutritional supplement products, and six viable new products are currently in the pipeline. And finally, we achieved a major breakthrough in our ‘mass market’ expansion initiative with our entry into Walgreens, which is now carrying our time-released Energize pill product in over 6,486 of its drug stores throughout the United States. Our objective is to establish relationships with two more leading national mass merchandisers during 2013, as we aggressively pursue the mass-market channel, which is responsible for more than 70 percent of all nutritional supplement sales in the U.S.  We believe iSatori can replicate the success it has achieved in specialty retail and direct-to-consumer marketing within the mass market sales channel, thereby opening the door to much greater sales potential in the future.

“Shareholders should expect results from these activities to become more visible as we proceed through 2013 and to be fully evident in our 2014 operating results. Our goal to achieve annualized revenue of $25 to $50 million over the next several years is predicated on the Company’s ability to gain additional mass market distribution and to grow specialty retail and Internet sales through the successful introduction of new products,” concluded Adele.

Non-GAAP Financial Measures

iSatori, Inc. has provided supplemental financial information and other disclosures in and attached to this release that have not been totally presented in accordance with GAAP.  This information includes non-GAAP after tax profit (loss).  iSatori uses such non-GAAP financial measures in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating iSatori’s ongoing core business operational performance.  As noted, the non-GAAP financial measures discussed above include certain expenses/income, including, 1) non-recurring operating expenses related to the merger with IZZI, and 2) non-cash derivative valuation costs. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

About iSatori, Inc.

iSatori, Inc. is a consumer products firm that develops and sells nutritional products in the performance, weight loss, and energy markets through online marketing, Fortune 500 retailers, and thousands of retail stores around the world. More information about the Company is available at www.iSatori.com.

Forward-Looking Statements

Statements made in this news release relating to the Company’s future sales, expenses, revenue, product developments, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in demand for the Company’s products, the availability and price of ingredients necessary to manufacture such products, and the outcome of any current or future litigation regarding such products or similar products of competitors. All forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update any such statement.

Contacts:

iSatori, Inc.	R.J. Falkner & Company, Inc.
Stephen Adele, 303-215-9174	Jerry Falkner, 800-377-9893
PR@isatori.com	info@rjfalkner.com

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$1,655,453	$364,608
Investments	965,886	0
Accounts receivable
Trade, net of allowance for doubtful accounts	1,240,736	937,841
Income tax receivable	102,452	54,841
Other receivables - current portion	9,850	44,722
Inventories	1,292,105	757,250
Assets held for sale	29,338	168,474
Deferred tax asset, net	119,032	35,746
Prepaid expenses	156,431	119,147
Total current assets	5,571,283	2,482,629

Property and equipment
Vehicle	0	67,135
Furniture and fixtures	56,680	50,304
Office equipment	36,600	32,131
Computer equipment	323,648	262,737
Dies and cylinders	49,422	49,422
Less accumulated depreciation	(333,388)	(324,257)
Total property and equipment	132,962	137,472

Note Receivable – net of current portion	81,714	81,714

Other assets:
Deferred tax asset, net	97,844	216,498
Deposits and other assets	42,956	37,257
Debt Issuance Costs	4,375	157,242
Deferred Offering Costs	0	141,826
Total other assets	145,175	552,823
Total assets	$5,931,134	$3,254,638

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$518,150	$695,775
Accrued expenses	242,301	446,950
Line of credit, less debt discount	1,173,155	785,044
Current portion of vendor payables	0	1,000
Current portion of notes payable	0	489,352
Total current liabilities	1,933,606	2,418,121

Long-term liabilities
Note payable, less current maturities and debt discounts	0	478,729
Other long-term liabilities	701,852	92,606
Total long-term liabilities	701,852	571,335

Commitments and contingencies (Notes 1,2,5,6 and 14)

(continued)

	December 31,	December 31,
	2012	2011

Stockholders' Equity:
Convertible preferred stock, $0.01 par value, 750,000 shares authorized; 22,500 shares issued and outstanding ($450,000 of liquidation value)	225	0
Common stock, $0.01 par value, 56,250,000 shares authorized; 12,622,756 and 6,680,203 shares issued and outstanding, respectively	126,228	66,802
Additional paid-in capital	4,343,069	(22,819)
Retained earnings (accumulated deficit)	(1,173,846)	221,199
Total stockholders’ equity	3,295,676	265,182
Total liabilities and stockholders' equity	$5,931,134	$3,254,638

	For the Year Ended
	December 31
	2012	2011
Revenues:
Product revenue (Net of returns and discounts)	$9,130,530	$9,103,983
Royalty revenue	109,613	106,361
Other revenue	148,051	247,791
Total revenue	9,388,194	9,458,135

Cost of sales	3,477,741	3,255,702
Gross profit	5,910,453	6,202,433

Operating Expenses:
Selling and marketing	2,602,566	3,071,918
Salaries and labor related expenses	1,918,033	1,656,990
Administration	1,381,560	549,332
Depreciation and amortization	79,525	82,334
Total operating expenses	5,981,684	5,360,574

Income (loss) from operations	(71,231)	841,859

Gain on sale of product lines	499,525	0
Other income (expense)	(686,470)	95,573
Financing Expense	(566,634)	(394,144)
Interest expense	(205,091)	(165,504)

Income (loss) from continuing operations	(1,029,901)	377,784

Income tax benefit (expense)	(737)	225,450

Net income (loss)	$(1,030,638)	$603,234

Net income (loss) per common share
Basic	$(0.09)	$0.09
Diluted	$(0.09)	$0.09

Weighted average shares outstanding:
Basic	11,103,585	6,680,203
Diluted	11,103,585	6,680,203

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